SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2004

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5.            Other Events.

Chiron Corporation (“Chiron” or the “Company”) announced on June 15, 2004 that it has filed an amendment to its Tender Offer Statement on Schedule TO/A with the Securities and Exchange Commission to report the results of its offer to purchase the Liquid Yield Option™ Notes (Zero Coupon-Senior) due 2031 (the “LYONs”).  The repurchase offer expired at 5:00 p.m. New York City Time, on June 14, 2004, as more fully described in the Company’s Schedule TO/A.

Item 7.            Financial Statements and Exhibits.

(c)          Exhibits.

EXHIBIT NUMBER

99.1

Press release by Chiron Corporation dated June 15, 2004, relating to the announcement of the results of the Company’s repurchase offer of its Liquid Yield Option™ Notes (Zero Coupon-Senior) due 2031, referred to in Item 5 above, and incorporated by reference to Exhibit (a)(5)(B) of the Schedule TO/A filed with the Securities and Exchange Commission on June 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date: June 15, 2004	By:	/s/ William G. Green
William G. Green
Senior Vice President,
General Counsel and
Secretary